Exhibit 99.1

NEWS RELEASE For immediate release Laura Clark 904 598 7831 LauraClark@RegencyCenters.com

Regency Centers Reports First Quarter 2020 Results and Provides Business Update Related to COVID-19

JACKSONVILLE, FL (May 7, 2020) – Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended March 31, 2020, and provided a  business update related to COVID-19.

First Quarter 2020 Highlights

•	For the three months ended March 31, 2020, Net (Loss) Income Attributable to Common Stockholders (“Net Loss”) of ($0.15) per diluted share.
•	First quarter NAREIT Funds From Operations (“NAREIT FFO”) of $0.98 per diluted share.
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Same property Net Operating Income (“NOI”), excluding termination fees, declined by 0.7%, as compared to the same period in 2019 driven by known bankruptcy moveouts and a higher rate of uncollectible lease income related to the COVID-19 pandemic.

•	As of March 31, 2020, the same property portfolio was 95.0% leased.
•	Total comparable leasing volume of 1.5 million square feet of new and renewal leases, with trailing twelve month rent spreads of 7.4%.
•	In January, Regency sold two properties for a gross sales price of $98.4 million. The Company also purchased additional interests in two joint venture properties for a total of $60.5 million.
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The Company further strengthened its liquidity position through the settlement of its 2019 forward equity sales under its at-the-market program (“ATM”) at a weighted average sale prices of $67.99 per share, generating $125.8 million in net proceeds together with a line draw of $500 million on its existing revolving credit facility, bringing total liquidity to $1.3 billion.

•	At March 31, 2020, net debt-to-operating EBITDAre ratio on a pro-rata basis was 5.3x.
•	On May 4, 2020, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.595 per share.

COVID-19 Business Update Highlights

•	The Company’s 416 properties have remained open and operating during the entirety of the COVID-19 pandemic.
•	As of the end of April, approximately 40% of Regency’s tenants were closed based on pro-rata Annual Base Rent (“ABR”).
•	62% of April 2020 pro-rata base rent was collected through May 5, 2020.

“Throughout this challenging time, Regency has continued to focus on the well-being of our team members, tenants, and the people in the neighborhoods that our properties serve. We are very proud of our dedicated teams throughout the country, as they have worked closely with tenants and vendors to ensure our properties are operating safely and our tenants are able to continue to seamlessly provide essential goods and services to our communities during this critical time,” said Lisa Palmer, President and Chief Executive Officer. “While there are still many challenges in front of us, we are confident that Regency is well-positioned to succeed over the long term due to our high-quality portfolio with a focus on necessity, convenience, and value retailers, our healthy balance sheet, the long term value creation opportunities in our development and redevelopment pipeline, and most importantly, our phenomenal team,” continued Palmer.

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First Quarter 2020 Results

Regency reported Net Loss for the first quarter of ($25.3) million, or ($0.15) per diluted share, compared to Net Income Attributable to Common Stockholders of $90.4 million, or $0.54 per diluted share, for the same period in 2019. Net Loss in the first quarter of 2020 included a non-cash goodwill impairment charge of $132.1 million, or $0.78 per diluted share. The market disruptions related to the significant economic impacts of the COVID-19 pandemic triggered evaluation of reporting unit fair values for goodwill recoverability. The Company reported NAREIT FFO for the first quarter of $166.1 million, or $0.98 per diluted share, compared to $159.8 million, or $0.95 per diluted share, for the same period in 2019. The Company reported Core Operating Earnings for the first quarter of $153.7 million, or $0.91 per diluted share, compared to $152.7 million, or $0.91 per diluted share, for the same period in 2019.

First quarter same property NOI, excluding termination fees, declined by 0.7% compared to the same period in 2019. Same property NOI in the first quarter of 2020 was negatively impacted by known bankruptcy related moveouts and a higher rate of uncollectible lease income driven by changes in expectations of collectability for certain tenants given the COVID-19 pandemic. For operating leases in which collectability of lease income is considered less than probable, lease income is recognized on a cash basis and all previously recognized lease income that has not been collected is reversed in the period in which the lease income is determined not to be probable of collection.

As of March 31, 2020, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships, was 94.5% leased. The same property portfolio was 95.0% leased. Within the same property portfolio, anchor percent leased, which includes spaces greater than 10,000 square feet, was 97.1%, a decline of 10 basis points sequentially, primarily driven by the known bankruptcy-related moveout of Barneys New York at 101 7th Avenue. Same property shop percent leased, which includes spaces less than 10,000 square feet, was 91.4%. For the three months ended March 31, 2020, Regency executed 1.5 million square feet of comparable new and renewal leases at blended rent spreads of 4.1%. For the trailing twelve months, the Company executed 6.8 million square feet of comparable new and renewal leases at blended rents spreads of 7.4%.

As previously disclosed, in January of 2020, the Company closed on the acquisition of additional interests in two properties. These acquisitions include a joint venture partner’s 70% interest in Country Walk Plaza in Miami for $27.7 million and an additional 16.6% interest in Town & Country Center in Los Angeles for $32.8 million, bringing Regency’s total interest in Town & Country Center to 35%. In January, the Company sold Young Circle Shopping Center in Hollywood, FL, and Stonewall Shopping Center in Gainesville, VA, for a combined gross sales price of $98.4 million. Subsequent to quarter end, Regency closed on the sale of its joint venture interest in Kent Place, located in Denver, CO, to its joint venture partner for $9.8 million.

Business Update Related to COVID-19

During the quarter, the Company successfully managed the transition of all team members to working remotely. Regency’s property and asset management teams continue to respond appropriately to any onsite, tenant and property management requests, while following all applicable safety and social distancing guidelines. Regency’s 416 shopping centers have remained open and operating throughout the pandemic and in compliance with government-imposed COVID-19 guidelines and mandates.

Regency has made direct contact with its 8,000+ tenants to assess each individual tenant’s current status and COVID-19 related impacts. The Company continues to provide an extensive support system for its tenants including a COVID-19 Tenant Resources webpage available on the Company’s website, hosting tenant webinars, and the creation of its “Social Distancing, Made Easier” campaign which offers tenants support and resources to help navigate the current environment and generate awareness through digital and social media channels. As of the end of April 2020, approximately 40% of the Company’s tenants were closed due to COVID-19 related mandated restrictions or had voluntarily closed. Tenants have since begun to reopen in states where closure mandates have been partially lifted.

A presentation providing additional information regarding COVID-19 business updates and impacts is posted on the Company’s website at investors.regencycenters.com.

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Rent Collections

As of May 5, 2020, the Company collected 62% of April pro-rata base rent.

April Rent Collections

Type*	Tenant Categories	% of Total ABR	April Base Rent Collected
Essential - Retail/Services	Grocers, drugstores, mass merchandisers, banks, pet stores, office supplies, medical, etc.	43%	93%
Essential - Restaurants		19%	41%

Quick Service	Fast food, QSRs, limited service	12%	45%

Full Service	Casual dining, table service, fine dining	7%	34%

Other Retail/Services	Soft goods, Personal Service, professional service, fitness, other	38%	37%
Total Portfolio		100%	62%
*	Essential retailers defined as those that supply or provide consumers and essential businesses with any basic necessary goods and services; definition varies across municipalities.

Investments

In light of the COVID-19 pandemic, the Company continues to evaluate the impacts to scope, investment, tenancy, timing, and return on investment on all in-process and future pipeline projects to determine the most appropriate direction of each project. As of the end of 2019, the Company had approximately $350 million of in-process developments and redevelopments, with nearly $225 million remaining to be invested.  As of the date of this release, the Company now expects to invest approximately $80 million to meet its lease obligations, municipal requirements, and life safety matters related to in-process projects and has selectively deferred investment of approximately $145 million of in-process projects through phasing of its investment or by pausing construction as it continues its assessment of the pandemic impacts. The Company is also reviewing its extensive pipeline of value-add redevelopments that are currently in pre-development and has flexibility to defer future capital commitments. The Company will provide further details on the status of its projects in subsequence announcements, as warranted.

The Company has terminated the purchase agreement for the acquisition in Southern California that had been previously referenced and has no further investments under contract at this time.

Liquidity

Regency has taken additional steps to further strengthen its financial position and balance sheet, to enhance its financial liquidity, and to provide financial flexibility amid the evolving effects of the COVID-19 pandemic. During the quarter, the Company settled its forward equity sales under its ATM program of approximately $125 million and drew an additional $500 million from its existing $1.25 billion revolving credit facility. As of March 31, 2020, Regency had a cash balance of approximately $735 million and $545 million available under its revolving credit facility, which together represent total liquidity of $1.3 billion. Regency has no unsecured debt maturities until 2022, and features a low debt to EBITDAre ratio of 5.3x as of March 31, 2020. Subsequent to March 31, 2020, Regency’s co-investment partnerships refinanced $225.5 million of their 2020 maturing mortgage loans. Regency’s pro-rata share of remaining 2020 maturities is approximately $48 million.

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ATM Equity Program

Regency’s ATM equity program expired on March 31, 2020, together with the expiration of its shelf registration statement. As a matter of due course, and following the previously announced filing of its shelf registration statement, the Company intends to renew its ATM equity program in the second quarter of 2020. The terms and size of the program are expected to be consistent with its previous ATM equity program.

Dividend

On May 4, 2020, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.595 per share. The dividend is payable on May 26, 2020, to shareholders of record as of May 18, 2020.

Guidance

Due to the continued uncertainty and disruption from COVID-19, on March 30, 2020, the Company withdrew its 2020 guidance that had been provided on February 12, 2020. The Company will evaluate resumption of guidance in the future as the impact of COVID-19 on its tenants’ business and the Company’s business is better understood.

Conference Call Information

To discuss Regency’s first quarter results and provide further business updates related to COVID-19, management will host a conference call on Friday, May 8, 2020, at 11:00 a.m. ET. Dial-in and webcast information is listed below.

First Quarter 2020 Earnings Conference Call

Date:Friday, May 8, 2020

Time:11:00 a.m. ET

Dial#:877-407-0789 or 201-689-8562

Webcast:investors.regencycenters.com

Replay

Webcast Archive: Investor Relations page under Events & Webcasts

Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Since NAREIT FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not

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be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO.

Core Operating Earnings is an additional performance measure that excludes from NAREIT FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to NAREIT FFO to Core Operating Earnings.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to NAREIT FFO and Core Operating

Earnings - Actual (in thousands)

For the Periods Ended March 31, 2020 and 2019	Three Months Ended		Year to Date
	2020	2019	2020	2019
Reconciliation of Net Income to NAREIT FFO:

Net (Loss) Income Attributable to Common Stockholders	$(25,332)	90,446	$(25,332)	90,446
Adjustments to reconcile to NAREIT Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	96,632	104,498	96,632	104,498
Goodwill impairment	132,128	-	132,128	-
Gain on sale of real estate	(37,952)	(37,052)	(37,952)	(37,052)
Provision for impairment of real estate	784	1,672	784	1,672
Exchangeable operating partnership units	(115)	190	(115)	190
NAREIT Funds From Operations	$166,145	159,754	$166,145	159,754

Reconciliation of NAREIT FFO to Core Operating Earnings:

NAREIT Funds From Operations	$166,145	159,754	$166,145	159,754
Adjustments to reconcile to Core Operating Earnings (1):
Early extinguishment of debt	-	10,591	-	10,591
Interest on bonds for period from notice to redemption	-	367	-	367
Straight line rent, net	676	(4,168)	676	(4,168)
Above/below market rent amortization, net	(12,729)	(13,336)	(12,729)	(13,336)
Debt premium/discount amortization	(410)	(527)	(410)	(527)
Core Operating Earnings	$153,682	152,681	$153,682	152,681

Weighted Average Shares For Diluted Earnings per Share	167,908	167,717	167,908	167,717

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	169,039	168,067	169,039	168,067
(1)	Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of net income to pro-rata same property NOI.

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Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Pro-Rata Same

Property NOI – Actual (in thousands)

For the Periods Ended March 31, 2020 and 2019	Three Months Ended		Year to Date
	2020	2019	2020	2019
Net (Loss) Income Attributable to Common Stockholders	$(25,332)	90,446	$(25,332)	90,446
Less:
Management, transaction, and other fees	(6,816)	(6,972)	(6,816)	(6,972)
Other(1)	(13,810)	(18,967)	(13,810)	(18,967)
Plus:
Depreciation and amortization	89,295	97,194	89,295	97,194
General and administrative	13,705	21,300	13,705	21,300
Other operating expense	1,337	1,134	1,337	1,134
Other expense	137,266	31,171	137,266	31,171
Equity in income (loss) of investments in real estate excluded from NOI (2)	15,483	(5,630)	15,483	(5,630)
Net income attributable to noncontrolling interests	549	1,047	549	1,047
NOI	211,677	210,723	211,677	210,723

Less non-same property NOI (3)	(8,360)	(7,740)	(8,360)	(7,740)

Same Property NOI	$203,317	202,983	$203,317	202,983

Same Property NOI without Termination Fees	$201,179	202,525	$201,179	202,525

Same Property NOI without Termination Fees or Redevelopments	$181,157	182,749	$181,157	182,749
(1)	Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)

Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.

(3)	Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its first quarter 2020 supplemental information package that may help investors estimate earnings for 2020. A copy of the Company’s first quarter 2020 supplemental information will be available on the Company's website at https://investors.regencycenters.com/ or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended March 31, 2020. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

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Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those listed below. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC, which provide much more information and detail on the risks described below. If any of the events described in the following risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law. These risks and events include, without limitation:

Risk Related to the COVID-19 Pandemic

Pandemics or other health crises may adversely affect our tenants’ financial condition, the profitability of our properties, our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to the Retail Industry

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses; Shifts in retail sales and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues and cash flows; Changing economic and detail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow; Our success depends on the success and continued presence of “anchor” tenants; A significant percentage of our revenues are derived from smaller “shop space” tenants and our net income may be adversely impacted if our smaller shop tenants are not successful; We may be unable to collect balances due from tenants in bankruptcy.

Risk Factors Related to Real Estate Investments and Operations

We are subject to numerous laws and regulations that may adversely affect our operations or expose us to liability; Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income; We face risks associated with development, redevelopment and expansion of properties; We face risks associated with the development of mixed-use commercial properties; We face risks associated with the acquisition of properties; We face risks if we expand into new markets; We may be unable to sell properties when desired because of market conditions; Certain of the properties in our portfolio are subject to ground leases; if we are unable to renew a ground lease, purchase the fee simple interest, or are found to be in breach of a ground lease, we may be adversely affected; Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees; Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change; An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties; Loss of our key personnel may adversely affect our business and operations; We face competition from numerous sources, including other REITs and other real estate owners; Costs of environmental remediation may reduce our cash flow available for distribution to stock and unit holders; Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unexpected expenditures; The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems

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or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnership and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued; The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings; We may acquire properties or portfolios of properties through tax-deferred contribution transactions, which may result in stockholder dilution and limit our ability to sell such assets; We depend on external sources of capital, which may not be available in the future on favorable terms or at all; Our debt financing may adversely affect our business and financial condition; Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition; Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations; Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us; The interest rates on our Unsecured Credit facilities as well as on our variable rate mortgages and interest rate swaps might change based on changes to the method in which LIBOR or its replacement rate is determined.

Risk Factors Related to our Company and the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities; There is no assurance that we will continue to pay dividends at historical rates; Enhanced focus on corporate responsibility and sustainability, specifically related to environmental, social and governance matters, may impose additional costs and expose us to new risks.

Risk Factors Related to Laws and Regulations

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates; Recent changes to the U.S. tax laws may have a significant negative impact on the overall economy, our tenants, our investors, and our business; Dividends paid by REITs generally do not qualify for reduced tax rates; Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT; Legislative or other actions affecting REITs may have a negative effect on us; Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities; Restrictions on the ownership of the Parent Company's capital stock to preserve its REIT status may delay or prevent a change in control; The issuance of the Parent Company's capital stock may delay or prevent a change in control.

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